EXHIBIT 99.1

                                 CAPITALIZATION

        The following table sets forth our consolidated capitalization as of August 31, 2002 and as adjusted to give effect to the offering of the Notes. It is important that you read the following information along with the consolidated financial statements and notes thereto incorporated by reference in this prospectus supplement and the accompanying prospectus. See "Where You Can Find More Information" and "General Information".

                                                                          AUGUST 31, 2002
                                                                  ------------------------------
                                                                     ACTUAL          AS ADJUSTED
                                                                  ------------      ------------
                                                                     (UNAUDITED, IN THOUSANDS)
Short-Term Borrowings(1)(3):
Bank Borrowings                                                   $  4,718,313      $  4,718,313
Commercial Paper                                                     4,454,787         4,454,787
Medium-Term Notes                                                    1,655,878         1,655,878
                                                                  ------------      ------------

Total Short-Term Borrowings                                       $ 10,828,978      $ 10,828,978
                                                                  ============      ============

Long-Term Borrowings(2)(3):
Floating Rate Notes due 2002 to 2007                              $  2,863,048      $  2,863,048
Fixed Rate Senior Notes due 2002 to 2014; interest rates
ranging from 3.00% to 8.75%                                          8,251,744         8,901,400
Medium-Term Notes                                                   11,936,002        11,936,002
                                                                  ------------      ------------

Total Long-Term Borrowings                                          23,050,794        23,700,450
                                                                  ------------      ------------

Guaranteed Preferred Beneficial Interests in Company
Subordinated Debt Securities(4)                                        562,500           562,500
                                                                  ------------      ------------

Stockholders' Equity(5):
Preferred Stock, $1.00 par value; Series A, E, F, and G,
10,000,000 shares authorized, 6,250,000 shares issued                  692,832           692,832
Common Stock, $1.00 par value; 500,000,000 shares authorized;
184,805,848 shares issued                                              184,806           184,806
Paid-in Capital                                                      2,744,395         2,744,395
Retained Earnings                                                    3,744,279         3,744,279
Employee Stock Compensation Plans                                    1,945,682         1,945,682
Unearned Compensation                                                 (192,831)         (192,831)
Treasury Stock:
Adjustable Rate Cumulative Preferred Stock; Series A:
2,520,750 shares                                                      (103,421)         (103,421)
Common Stock: 87,153,299 shares                                     (3,061,311)       (3,061,311)
                                                                  ------------      ------------

Total Stockholders' Equity                                           5,954,431         5,954,431
                                                                  ------------      ------------

Total Long-Term Borrowings, Guaranteed Preferred Beneficial
Interests in Company Subordinated Debt Securities and
Stockholders' Equity                                              $ 29,567,725      $ 30,217,381
                                                                  ============      ============

(1) Between September 1, 2002 and February 10, 2003, there was a net increase in short-term borrowings of approximately $7.7 billion.

(2) Between September 1, 2002 and February 10, 2003, the Company issued approximately $3.4 billion in long-term borrowings and retired/matured approximately $1.7 billion of its long-term borrowings.

(3) By virtue of the nature of the Company's business and that of its subsidiaries, the Company's borrowings, particularly its short-term borrowings, fluctuate from day to day in the ordinary course of business. Except as disclosed in Notes (1), (2) and (5), since August 31, 2002, there has been no material change in our consolidated capitalization.

(4) The Guaranteed Preferred Beneficial Interests in Company Subordinated Debt Securities reflects the preferred securities of Bear Stearns Capital Trust II and Bear Stearns Capital Trust III. Each of the trusts is a wholly-owned subsidiary of the Company and holds certain of our subordinated debentures as its sole asset.

(5) At November 30, 2002, total stockholders' equity was approximately $6.4 billion. Information regarding the Company's results of operations for the fiscal year ended November 30, 2002 is contained in the Company's Current Report on Form 8-K dated December 18, 2002, which is incorporated herein by reference.

                                      S-12